Exhibit 99.1

Tribute Pharmaceuticals Reports 2012 Year-End Results with Strong Revenue Growth

Milton, Ontario, Canada, March 20, 2013 – Tribute Pharmaceuticals Canada Inc. (OTCQB:TBUFF; OTCBB:TBUFF) ("Tribute" or "the Company"), a Canadian specialty pharmaceutical company,  today announced financial results for the year ended December 31, 2012. In this press release, all dollar amounts are expressed in Canadian currency - unless otherwise noted - and results are reported in accordance with United States generally accepted accounting principles (U.S. GAAP).

2012 Year-End Highlights:
●	Revenues increased 219% to $12,342,800 from $3,869,900 for the year ended December 31, 2011

●	Gross profit was up 113% to $5,168,900 from $2,426,500 for the year ended December 31, 2011

●	Expanded Canadian national sales force to support growing product portfolio and revenues

●	In October, 2012 launched novel migraine headache treatment CAMBIA® into the Canadian migraine market

●	Acquired exclusive Canadian rights to Collatamp G® to compete in the post-operative infection prevention market

●	Signed agreement with Pfizer Canada for exclusive promotional rights in Canada for Gelfoam® addressing the hemostatic device market

●	Subsequent to the 2012 year-end, in March 2013 Tribute raised US$4,545,000 from the sale of its equity securities with over 50% participation from insiders

Total revenue for the year ended December 31, 2012 increased by 219% to $12,342,800 compared to $3,869,900 in 2011, driven by an increase in licensed domestic product sales. The Company was also able to add two new products to our Specialty Care group in 2012 with Collatamp G and Gelfoam and the launch of Cambia significantly bolstered the product portfolio for our Primary Care sales force. The Company now has nine product lines as of December 31, 2012.   MycoVa™ is currently the only product not approved in Canada.

Gross profit in 2012 increased by 113% to $5,168,900 over 2011 gross profit of $2,426,500. The increase was due to sales and corresponding gross profits from the larger number of approved and marketed products in the Company’s portfolio.

Selling, general and administrative expenses for the year ended December 31, 2012 were $8,870,600 compared to $3,034,700 in 2011. The increase of $5,835,900 or 192% is primarily due to a significant investment in the expansion of the Company’s sales force and marketing expenses to grow its existing products, marketing and sales expenses related to the launch of Cambia®, as well as an increase in business development.

Net loss for the year ended December 31, 2012 was $3,349,000, compared to a net loss in the prior year of $521,800. This equates to a loss of $0.09 per basic and diluted share in 2012 compared to a loss of $0.02 per basic and diluted share in 2011.

As of December 31 2012, the Company had cash and cash equivalents of $2,283,900.

“In 2012 we successfully executed on our growth strategy and built the foundation for further growth in 2013 and beyond. Our confidence and belief in Tribute’s value as a company is evidenced by the fact that key members of our management team including our CFO and CSO, and board of directors, including myself, have personally increased our investment through an equity funding in the Company this month,” stated Tribute’s President and CEO Rob Harris.

“Expanding our product portfolio as well as our Canadian sales force in 2012 enabled us to increase our revenues over 2011 levels. We also added key management including a Vice President of Sales and a Chief Scientific Officer. These are the building blocks that provide infrastructure for our continued growth in 2013. We are actively looking to add more products to our domestic sales portfolio in Canada, which will be supported by our expanded sales force. We are also looking for further growth through distribution agreements for our internally developed products and products for which we have marketing rights in countries where we do not yet have distribution agreements.”

About Tribute Pharmaceuticals Canada Inc.

Tribute is an emerging Canadian specialty pharmaceutical company focused on the acquisition, licensing, development and management of pharmaceutical and healthcare products with its primary focus on the Canadian market.

Tribute markets Cambia® (diclofenac potassium for oral solution), Bezalip® SR (bezafibrate), Soriatane® (acitretin), NeoVisc® (1.0% sodium hyaluronate solution), Uracyst® (sodium chondroitin sulfate solution 2%), Collatamp G® and Gelfoam® in the Canadian market. Additionally, NeoVisc® and Uracyst® are commercially available and are sold globally through various international partnerships.

Tribute's Forward-Looking Statement

This press release contains certain forward-looking statements about Tribute as defined in the Private Securities Litigation Reform Act of 1995, which statements can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plan" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. Forward-looking statements, by their nature, are subject to risks and uncertainties. Tribute actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including general economic conditions, the ability of Tribute to successfully integrate operations, and the timing of expenditures and expansion opportunities, any of which could cause actual results to vary materially from current results or anticipated future results. See Tribute reports filed with the Canadian Securities Regulatory Authorities and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward-looking statements.

Tribute assumes no obligation to update the information contained in this press release to update forward-looking statements to reflect changed assumptions, the occurrence of anticipated events or changes in future operating results, financial condition or business over time.

●	Soriatane and Bezalip are registered trademarks and under license from Actavis Group PTC ehf

●	Cambia is a registered trademark and under license from Nautilus Neurosciences, Inc.

●	Collatamp G is a registered trademark and under license from EUSA Pharma (Europe) Limited

●	Gelfoam is a registered trademark of Pharmacia & Upjohn Company LLC, used under license by Pfizer Canada Inc.

For further information on the Company, visit www.tributepharma.com.

Contact:

Investor Relations
Hampton Growth IR
Robert Haag
877-368-3566
tribute@hamptongrowth.com

Tribute Pharmaceuticals Canada Inc.
Scott Langille
CFO
519-831-1491
Scott.langille@tributepharma.com
www.tributepharma.com

TRIBUTE PHARMACEUTICALS CANADA INC.
(formerly Stellar Pharmaceuticals Inc.)
BALANCE SHEETS
(Expressed in Canadian dollars)

	As at December 31, 2012	As at December 31, 2011
ASSETS
Current
Cash and cash equivalents	$2,283,868	$2,227,973
Accounts receivable, net of allowance of $nil (2011 - $nil)	1,205,087	763,810
Inventories	1,000,557	870,630
Taxes recoverable	261,400	180,160
Loan receivable	15,814	15,814
Prepaid expenses and other receivables	118,910	124,101
Total current assets	4,885,636	4,182,488
Property, plant and equipment, net	1,159,375	1,207,462
Intangible assets, net	10,883,179	10,409,744
Goodwill	3,599,077	3,408,741
Debt issuance costs, net	301,265	-
Total assets	$20,828,532	$19,208,435

LIABILITIES
Current
Accounts payable and accrued liabilities	$5,455,664	$2,684,542
Amount payable and contingent consideration due	-	1,624,289
Current portion of long term debt	1,305,840	-
Total current liabilities	6,761,504	4,308,831
Warrant liability	202,213	2,543
Long term debt	1,815,791	-
Deferred tax liability	314,900	1,524,200
Total liabilities	9,094,408	5,835,574

Contingencies and commitments

SHAREHOLDERS’ EQUITY
Capital Stock
AUTHORIZED
Unlimited Non-voting, convertible redeemable and retractable preferred shares with no par value
Unlimited Common shares with no par value
ISSUED
Common shares 39,610,042 (2011 – 37,610,042)	17,589,957	16,469,621
Additional paid-in capital options	1,867,723	1,277,830
Deficit	(7,723,556)	(4,374,590)
Total shareholders’ equity	11,734,124	13,372,861
Total liabilities and shareholders’ equity	$20,828,532	$19,208,435

TRIBUTE PHARMACEUTICALS CANADA INC.
(formerly Stellar Pharmaceuticals Inc.)
STATEMENTS OF OPERATIONS AND
COMPREHENSIVE (LOSS)
(Expressed in Canadian dollars)

For the Years Ended December 31,

		2012	2011
	Revenues
	Licensed domestic product net sales	$8,322,945	$572,272
	Other domestic product sales	2,494,359	1,977,167
	International product sales	1,525,479	1,306,215
	Royalty and licensing revenues	-	14,227
	Total revenues	12,342,783	3,869,881

	Cost of sales
	Licensor sales and distribution fees	5,916,845	484,480
	Cost of products sold	1,220,716	932,755
	Write down of inventories	36,345	26,117
	Gross Profit	5,168,877	2,426,529
	Expenses
	Selling, general and administrative	8,870,609	3,034,740
	Amortization	718,981	77,951
	Total expenses	9,589,590	3,112,691
	(Loss) from operations	(4,420,713)	(686,162)

	Non-operating income (expenses)
	Change in warrant liability	247,486	214,280
	Cost of extending the warrant expiration	(135,157)	-
	Change in fair value of contingent consideration	79,724	(57,996)
	Research and development	(21,402)	(49,977)
	Loss on disposal of equipment	-	(259,636)
	Acquisition and restructuring costs	-	(671,112)
	Accretion expense	(140,154)	(6,888)
	Interest expense	(253,143)	-
	Interest income	13,940	18,910
	Loss and comprehensive loss before tax	(4,629,419)	(1,498,581)
	Current income tax recovery	71,153	-
	Deferred income tax recovery	1,209,300	976,800
	Net loss and comprehensive loss for the year	$(3,348,966)	$(521,781)
Loss Per Share	- Basic	$(0.09)	$(0.02)
	- Diluted	$(0.09)	$(0.02)
	Weighted Average Number of Common Shares Outstanding
	- Basic	39,167,419	25,706,000
	- Diluted	39,167,419	25,706,000

TRIBUTE PHARMACEUTICALS CANADA INC.
(formerly Stellar Pharmaceuticals Inc.)
STATEMENTS OF CASH FLOWS
(Expressed in Canadian dollars)

For the Years Ended December 31,

	2012	2011
Cash flows from (used in) operating activities
Net (loss)	$(3,348,966)	$(521,781)
Items not affecting cash:
Deferred income tax recovery	(1,209,300)	(976,800)
Amortization	772,012	143,505
Loss on disposal of equipment	-	259,636
Change in warrant liability	(247,486)	(214,280)
Cost of extending the warrant expiration	135,157	-
Change in fair value of contingent consideration	(79,724)	57,996
Stock-based compensation	589,893	332,532
Accretion expense	140,154	6,888
Issuance of equity instruments for services rendered	-	14,467
Change in non-cash operating assets and liabilities	1,690,533	(113,611)
Cash flows (used in) operating activities	(1,557,727)	(1,011,448)
Cash flows (used in) investing activities
Additions to property, plant and equipment	(49,272)	(9,990)
Payment of contingent liabilities	(40,000)	-
Increase in patents and licensing agreements	(792,902)	(42,521)
Cash cost of acquisitions	(425,000)	(1,036,110)
Cash flows (used in) investing activities	(1,307,174)	(1,088,621)
Cash flows from (used in) financing activities
Financing costs deferred	(341,489)	-
Long term debt repayment	(217,569)	-
Long term debt issued	3,500,000	-
Share issuance costs	-	(24,243)
Cash flows from (used in) financing activities	2,940,942	(24,243)
Changes in cash and cash equivalents	76,041	(2,124,312)
Change in cash due to changes in foreign exchanges	(20,146)	-
Cash and cash equivalents, beginning of year	2,227,973	4,352,285
Cash and cash equivalents, end of year	$2,283,868	$2,227,973

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